Exhibit 99.2

Statement of Chief Financial Officer Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Knight Trading Group, Inc. (the “Company”) for the quarterly period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John B. Howard, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ JOHN B. HOWARD

Name:	John B. Howard
Title:	Senior Vice President and Chief Financial Officer
Date:	May 14, 2003